Exhibit 10.12

FACTORING AGREEMENT AMENDMENT AGREEMENT

THIS AGREEMENT is made as of the _____ day of December, 2007 between WIRELESS AGE COMMUNICATIONS LTD., a corporation incorporated under the laws of Saskatchewan (“Wireless Age”), and WIRELESS SOURCE DISTRIBUTION LTD., a corporation incorporated under the laws of Saskatchewan (“Wireless Source”), and NEWLOOK INDUSTRIES CORP., a corporation incorporated under the laws of British Columbia (“Newlook”), and WIRELESS AGE COMMUNICATIONS, INC., a corporation incorporated under the laws of Nevada (“WACL”), and ONLINETEL CORP., a corporation incorporated under the laws of Canada (“Onlinetel”), and TCE CAPITAL CORPORATION, a corporation amalgamated under the laws of the Province of Ontario (“TCE”).

WHEREAS Wireless Age, Wireless Source , WACL and TCE are parties to a certain factoring agreement dated as of January 9, 2006 (the “Factoring Agreement”);

AND WHEREAS the parties desire to amend the Factoring Agreement to provide for Newlook to be added as an “Assignor” and Onlinetel to be added as an “Additional Convenator” within the respective meanings of such terms under the Factoring Agreement.

NOW THEREFORE in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration now paid by each of the parties hereto to the other (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.           Newlook is hereby added as a party to the Factoring Agreement and shall be regarded in all respects and for all purposes as an “Assignor” within the meaning of the Factoring Agreement.

2.           Onlinetel is hereby added as a party to the Factoring Agreement and shall be regarded in all respects and for all purposes as an “Additional Covenantor” within the meaning of the Factoring Agreement.

3.           Newlook and Onlinetel agree to be bound by the provisions of the Factoring Agreement as an Assignor and as an Additional Covenantor respectively.

4.           This Agreement, the Factoring Agreement, together with a certain terms letter dated December 23, 2005 from TCE to Wireless Age and Wireless Source as accepted by Wireless Age and Wireless Source and by WACL, as amended by a certain terms amendment letter dated December 4, 2007 from TCE to Wireless Age, Wireless Source and Newlook, and the “Security” provided for therein, constitute the entire agreement between the parties hereto with respect to all matters herein and therein.

5.           The Factoring Agreement is otherwise confirmed and the terms and conditions thereof shall continue in full force and effect as amended, modified and supplemented by this Agreement.  This Agreement shall form part of the Factoring Agreement and shall be interpreted in accordance with the terms and provisions of the Factoring Agreement and, for greater certainty, all general provisions thereof  are incorporated herein.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement as of the date first above written.

TCE CAPITAL CORPORATION (TCE)	WIRELESS AGE COMMUNICATIONS LTD. (Wireless Age)

By:_____________________________	By:_______________________________
Name:	Name:Gary Hokkanen
Title:	Title:Chief Financial Officer
(Authorized Signing Officer)	(Authorized Signing Officer)

WIRELESS SOURCE DISTRIBUTION	NEWLOOK INDUSTRIES CORP.
LTD.	(Newlook)
(Wireless Age)
By:______________________________	By:______________________________
Name: Gary Hokkanen	Name: John G. Simmonds
Title: Chief Financial Officer	Title: CEO and President
(Authorized Signing Officer)	(Authorized Signing Officer)

WIRELESS AGE COMMUNICATIONS,	ONLINETEL CORP.
INC.	(Onlinetel)
(WACI)

By:_____________________________	By:______________________________
Name: Gary Hokkanen	(Authorized Signing Officer)
Title: Chief Financial Officer
(Authorized Signing Officer)